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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549


                                   FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                         Date of Report:  May 25, 2001


                             REDBACK NETWORKS INC.
    ----------------------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


         Delaware                    000-25853                  77-0438443
----------------------------   ------------------------   ----------------------
(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                    Identification Number)


                                250 Holger Way
                              San Jose, CA  95134
                                (408) 571-5000
    ----------------------------------------------------------------------
       (Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)


ITEM 5.  OTHER EVENTS.

     On May 25, 2001, Redback Networks Inc., a Delaware corporation ("Redback"), announced that it has signed a definitive agreement to acquire privately held Merlin Systems, Inc. of Fremont, California in an all stock transaction valued at approximately $57 million in common stock based upon Redback's closing stock price on May 24, 2001. A copy of Redback's press release announcing the acquisition is attached as Exhibit 99.1 hereto and incorporated by reference herein.

     The press release filed as an exhibit to this report includes "safe harbor" language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements about the Company's business contained in the press release are "forward-
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looking" rather than "historic." The press release also states that these and other risks relating to Redback's business are set forth in the documents filed by Redback with the Securities and Exchange Commission, specifically the most recent report on Form 10-Q, and the other reports filed from time to time with the Securities and Exchange Commission.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  EXHIBITS.

          99.1  Press Release dated May 25, 2001
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       REDBACK NETWORKS INC.


DATE:  May 25, 2001                    By: /s/ Dennis P. Wolf
                                           -------------------------------------
                                           Dennis P. Wolf
                                           Senior Vice President of Finance and
                                           Administration, Chief Financial
                                           Officer and Corporate Secretary
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                               INDEX TO EXHIBITS

   Exhibit Number                 Description
   --------------                 -----------
        99.1          Press Release dated May 25, 2001